[Exhibit 4.3]

		    APPLE COMPUTER, INC.
		EMPLOYEE STOCK PURCHASE PLAN
	   (as amended through December 4, 1996)


	The following constitute the provisions of the Employee Stock Purchase Plan (herein called the "Plan") of
Apple Computer, Inc. (herein called the "Company").

	1.	Purpose.	The purpose of the Plan is to
provide employees of the Company and its subsidiaries with
an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue
Code of 1986. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
	2.	Definitions.

		(a)	"Board"  shall mean the Board of
Directors of the Company.

		(b)	"Common Stock"  shall mean the
Common Stock, no par value, of the Company.

		(c)	"Company"  shall mean Apple
Computer, Inc., a California corporation.

		(d)	"Compensation" shall mean all regular
straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions (except to the extent that the exclusion of any such items is specifically directed by the Board or its committee).

		(e)	"Designated Subsidiaries" shall mean
the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

		(f)	"Employee" means any person,
including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

		(g)	"Plan"  shall mean this Employee Stock
Purchase Plan.

		(h)	"Section 16 Person" shall mean any
person participating in the Plan who has been designated by the Board of Directors as having authority to carry out policy-making functions such that the person is subject to the reporting and short-swing profit regulations of Section 16 of the Securities Exchange Act of 1934.

		(i)	"Subsidiary" shall mean a corporation,
domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

		(j)	"1934 Act Section 16" shall mean Section
16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

	3.	Eligibility.

		(a)	Any Employee as defined in Section 2
who shall be employed by the Company or one of its Designated Subsidiaries on the date his or her participation in the Plan is effective shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended.

	(b)	Any provisions of the Plan to the contrary
notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own shares and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time.

	4.	Offering Dates.  The Plan shall be implemented
by one offering during each six-month period of the Plan, commencing on or about January 1, 1981 and continuing thereafter until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

	5.	Participation.

		(a)	An eligible Employee may become a
participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company's payroll office prior to the applicable offering date. Once filed, the subscription agreement shall remain effective for all subsequent offering periods until the participant withdraws from the Plan as provided in Section 10 hereof or files another subscription agreement.

		(b)	Payroll deductions for a participant
shall commence on the first payroll following the commencement offering date and shall continue at the same rate until such time as the participant withdraws from the Plan as provided in Section10 hereof or another subscription agreement is filed which changes the rate of payroll deductions.

	6.	Payroll Deductions.

		(a)	At the time a participant files his or her
subscription agreement, he or she shall elect to have payroll deductions made on each payday during subsequent offering periods at a rate not exceeding ten percent (10%) of the Compensation which he or she received on such payday, and the aggregate of such payroll deductions during any offering period shall not exceed ten percent (10%) of his or her aggregate Compensation during said offering period.

		(b)	All payroll deductions made by a
participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

		(c)	A participant may discontinue his or her
participation in the Plan as provided in Section 10, or may lower, but not increase, the rate of his or her payroll deductions (within the limitations set forth in subsection (a) above) during an offering period by completing and filing with the Company a new authorization for payroll deductions. The change in rate shall be effective within fifteen (15) days following the Company's receipt of the new authorization.

		(d)	A participant may increase his or her
rate of payroll deductions (within the limitations set forth in subsection (a) above) to be effective for the next offering period by completing and filing with the Company a new authorization for payroll deductions at least fifteen (15) days before the beginning of said offering period.

	7.	Grant of Option.

		(a)	At the beginning of each six-month
offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing the Employee's accumulated payroll deductions (not to exceed an amount equal to ten percent (10%) of his or her Compensation during the applicable offering period) by the lower of

(i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the date of the commencement of said offering period, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the date of the expiration of the offering period, subject to the limitations set forth in Sections 3(b) and 12 hereof, and subject to the following limitation: The number of shares of the Company's
Common Stock subject to any option granted to an Employee pursuant to this Plan shall not exceed two hundred percent (200%) of the number of shares of the Company's Common Stock determined by dividing an amount equal to ten percent (10%) of the Employee's semi-annual Compensation as of the date of the commencement of the applicable offering period by eighty-five percent (85%) of the fair market value of a share of the Company's Common
Stock on the date of the commencement of said offering period. Fair market value of a share of the Company's
Common Stock shall be determined as provided in Section
7(b) herein.

		(b)	The option price per share of such
shares shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company at the commencement of the six-month offering period; or (ii) 85% of the fair market value of a share of the Common Stock of the Company at the time the option is exercised at the termination of the six-month offering period. The fair market value of the Company's Common Stock on a given date shall be the mean of the reported bid and asked prices for that date, or if the Common Stock is listed on an exchange or quoted on the Nasdaq National Market, the closing sale price on such exchange or quotation system for that date.

	8.	Exercise of Option.  Unless a participant
withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his or her account. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

	9.	Delivery; Roll-Over of Fractional Share
Interests.

		As promptly as practicable after the
termination of each offering, the Company shall arrange for the delivery to each participant, as appropriate, of a certificate representing the number of full shares purchased upon exercise of his or her option. No fractional shares shall be issued. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each offering period which is insufficient to purchase a full share of Common Stock of the Company subject to option shall remain in such participant's account and shall be applied to the next succeeding offering period unless the participant has withdrawn as to future offering periods, in which case such cash shall be returned to said participant. Any cash attributable to shares in excess of the number of shares subject to option to the participant (as determined in accordance with Section 7(a) hereof) shall be returned to the participant.

	10. 	Withdrawal; Termination of Employment.

		(a)	A participant may withdraw all but not
less than all the payroll deductions credited to his or her account under the Plan at any time prior to the end of the offering period by giving written notice to the Company. All of the participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

		(b)	Upon termination of the participant's
employment prior to the end of the offering period for any reason, including retirement or death, the payroll deductions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

		(c)	In the event an Employee fails to remain
in the continuous employ of the Company or one of its Designated Subsidiaries for at least twenty (20) hours per week during the offering period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her and his or her option terminated.

		(d)	Except as provided in Section 3(a) with
respect to Section 16 Persons, a participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company. However, a new subscription agreement will have to be filed in such case.

	11.	No Interest.  No interest shall accrue on the
payroll deductions of a participant in the Plan.

	12.	Stock.

		(a)	The maximum number of shares of the
Company's Common Stock which shall be made available for sale under the Plan shall be fifteen million (15,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. The shares to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares authorized but unissued. If at the termination of any offering period the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall promptly notify the participants, and shall, in its sole discretion (i) make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable, (ii) terminate the offering period without issuance of any shares or (iii) obtain shareholder approval of an increase in the number of shares authorized under the Plan such that all options could be exercised in full.

 The Company may delay determining which of (i), (ii) or
(iii) above it shall decide to effect, and may accordingly delay issuances of any shares under the Plan, for such time as is necessary to attempt to obtain shareholder approval of any increase in shares authorized under the Plan. The
Company shall promptly notify participants of its determination to effect (i), (ii) or (iii) above upon making such decision. A participant may withdraw all but not less than all the payroll deductions credited to his or her account under the Plan at any time prior to such notification from the Company. In the event the Company determines to effect (i) or (ii) above, it shall promptly upon such determination return to each participant all payroll deductions not applied towards the purchase of shares.

		(b)	The participant will have no interest or
voting right in shares covered by his or her option until such option has been exercised.

		(c)	Shares to be delivered to a participant
under the Plan will be registered in the name of the participant or in the name of the participant and the spouse of the participant.

	13.	Administration.  The Plan shall be
administered by a committee of members of the Board of Directors, which committee shall be appointed by the Board. The administration, interpretation or application of the Plan by such committee shall be final, conclusive and binding upon all participants. Members of the committee shall not be permitted to participate in the Plan.

	14.	Designation of Beneficiary.

		(a)	A participant may indicate in his or her
subscription agreement, or may file a written designation of beneficiary with respect to, a person who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the end of the offering period.

		(b)	Such designation of beneficiary may be
changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

	15.	Transferability.  Neither payroll deductions
credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

	16.	Use of Funds.  All payroll deductions received
or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

	17.	Reports.  Individual accounts will be
maintained for each participant in the Plan. Statements of account will be given to participating Employees semi-annually within a reasonable period of time following the stock purchase date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased, the amount of cash rolled over into the next offering period and the remaining cash balance, if any.

	18.	Adjustments Upon Changes in Capitalization.
Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into or exercisable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

	The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option under the Plan, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

	19.	Amendment and Termination of the Plan.

		(a)	Amendment and Termination.  The
Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any participant under any option theretofore granted without his or her consent.

		(b)	Shareholder Approval.  The Company
shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or with Section 423 of the Internal Revenue Code of 1986, as amended (or any successor statute or rule or other applicable law, rule or regulation), such shareholder approval to be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

		(c)	Effect of Amendment or Termination.
Any such amendment or termination of the Plan shall not affect options already granted hereunder and such options shall remain in full force and effect as if this Plan had not been amended or terminated.

	20.	Notices.  All notices or other communications
by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices or other communications to a participant by the Company shall be deemed to have been duly given when sent by the Company by regular mail to the address of the participant on the human resources records of the Company or when posted on AppleLink or any substitute general electronic messaging and bulletin board system utilized by the Company.

	21.	Conditions Upon Issuance of Shares.  Shares
shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

		As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

NeXT Computer, Inc.

1990 STOCK OPTION PLAN, AS AMENDED


1	Purpose.  The purpose of this Plan is to attract, retain and reward persons providing services to NeXT and to motivate such persons to contribute to the future growth and profits of NeXT.

2	Definitions.  In addition to the terms defined elsewhere
in this Plan, the following terms are defined as follows:

(a)	"Board" means the Board of Directors of NeXT and/or
any duly appointed committee of the Board having such powers to administer this Plan as may be specified by the Board of Directors.

(b)	"Code" means the Internal Revenue Code of 1986, as
amended.

(c)	"disability" means "disability" as defined in section
22(e)(3) of the Code.

(d)	"Immediate Sales Proceeds"  has the meaning set forth in
Section 8(a)(iii)(C) of this Plan.

(e)	"ISO" means an "incentive stock option" as defined in
section 422 of the Code.

(f)	"NeXT" means NeXT Computer, Inc., and any present or
future parent or subsidiary corporations of NeXT Computer, Inc. A parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Code.

(g)	"NSO" means a non qualified stock option.

(h)	"Option" means any option granted under this Plan.

(i)	"Optionee" means a person who is granted an Option.

(j)	"Plan" means this 1990 Stock Option Plan, as amended.

(k)	"Purchase Plan" means NeXT's 1986 Stock Purchase Plan.

(l)	"retirement" means retirement in accordance with a
retirement plan, if and when adopted by NeXT, which expressly refers to this Plan and specifies the effect of retirement on Options under this Plan.

(m)	"Stock" means the shares of common stock of NeXT
reserved pursuant to Section 5 of this Plan.

(n)	"transfer of control" has the meaning set forth in
Section 10 of this Plan.

3	Administration.  The Plan shall be administered by the
Board. All questions of interpretation of the Plan or of any Options shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or any Option. Options may be either ISOs or NSOs.

4	Eligibility.  Options may be granted only to employees,
officers and directors of NeXT or to consultants, advisors, or other independent contractors to NeXT. The Board shall, in its sole discretion, determine which persons shall be granted Options. A director of NeXT may only be granted a NSO unless the director is also an employee of NeXT. A consultant, advisor, or other independent contractor may only be granted a NSO. Eligible persons may be granted more than one
Option. Notwithstanding the foregoing, no Option may be granted to a person who then owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of NeXT within the meaning of section 422(b)(6) of the Code or ten percent (10%) of the total combined value of all classes of stock of NeXT.

5	Share Reserve.  Options shall be for the purchase of
shares of Stock, subject to adjustment as provided in Section 9 below. Subject to the limitations described in this Section 5, the maximum number of shares of Stock that may be issued under the Plan and the Purchase Plan shall be a total of ten million fifty thousand (10,050,000) shares. The total number of shares of Stock that may be issued or issuable pursuant to then outstanding Options under the Plan may not exceed ten million fifty thousand (10,050, 000) minus the number of shares of Stock issued and then outstanding under the

Purchase Plan. If any outstanding Option expires or is terminated or canceled or if shares of Stock are repurchased by NeXT under either the Plan or the Purchase Plan, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant. However, at no time shall the number of shares of Stock covered by then-outstanding Options under the Plan and shares of Stock issued and outstanding under the Plan and the Purchase Plan exceed ten million fifty thousand (10,050,000).

6	Time for Granting Options.  All Options shall be
granted, if at all, within ten (10) years from October 27, 1989.

7	Grant of Options and Forms of Stock Option
Agreement.

	(a)	Grant of Options.  Subject to the provisions of
the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock subject to the Option, the option price, the timing and terms of exercisability and vesting of the Option, whether the Option is to be treated as an ISO or as a NSO and all other terms and conditions of the Option consistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered by the Option.

	(b)	Standard Forms of Stock Option Agreement.
The Board may, from time to time, adopt or amend standard forms of stock option agreement. Unless otherwise provided by the Board, Options shall be NSOs and shall comply with and be subject to the terms and conditions set forth in the form of NSO agreement attached as Exhibit A.

	(c)	Authority to Vary Terms.  The Board may, from
time to time, vary the terms of the standard forms of stock option agreements, either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, (i) the authority to grant Options which are immediately exercisable and subject to

NeXT's right to repurchase any shares of Stock acquired by an Optionee on exercise of an Option if the Optionee's employment with NeXT is terminated for any reason, with or without cause and (ii) the authority to adjust vesting schedules for part-time employees or in other appropriate circumstances.

8	Terms and Conditions of Options.

	(a)	Required Terms of Options.  Options granted
pursuant to the Plan shall comply with and be subject to the following terms and conditions:

		(i)	Option Price.  The option price for each
Option shall be established in the sole discretion of the Board; provided, however, that (A) the option price per share for an ISO shall not be less than the fair market value, as determined by the Board, of a share of Stock on the date of grant of the Option and (B) the option price per share for a NSO shall not be less than eighty-five percent (85%) of the fair market value, as determined by the Board, of a share of Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option (whether an ISO or a NSO) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

		(ii)	Exercise Period of Options.  The Board
shall have the power to set the time or times within which each Option shall be exercisable or the event r events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that no Option shall have a term longer than ten (10) years and provided further that no Option granted to a person who is subject to section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be exercisable sooner than six months after the date of grant of the Option.

		(iii)	Payment of Option Price.  Payment of the
option price for the number of shares of Stock being purchased pursuant to any Option shall be made (1) in cash or by check, (2) by tender to NeXT of shares of NeXT stock owned by the Optionee having a value not less than the option price, (3) if permitted by the Board, by withholding from the number of shares of Stock issued upon exercise of an Option that number of shares having a value not less than the option price, (4) if permitted by the Board, by an Optionee's promissory note, (5) by Immediate Sales Proceeds, as defined below, or (6) by any combination thereof.

			(A)	Tender or Withholding of Shares
of Stock. The value of any shares of NeXT's stock tendered by an Optionee or withheld from issuance as payment shall be determined by the Board (but without regard to any restrictions on transferability imposed by federal or state securities laws or by agreements with an underwriter for
NeXT). Payment by tender or withholding of shares of NeXT's stock shall not be permitted to the extent it would violate any law, regulation or agreement restricting the redemption of NeXT's stock. Unless otherwise agreed by NeXT, an Option may not be exercised by tender of shares of NeXT's stock unless such shares of NeXT's stock either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from NeXT.

			(B)	Payment by Promissory Note.
Payment by promissory note shall be permitted only if authorized by the Board (which authorization, in the case of an ISO, shall be at the time the Option is granted) and only if it would not violate any law. The terms and conditions of any permitted promissory note shall be determined by the Board at the time it authorizes use of the note; provided, however, that such promissory note shall be a full recourse note due and payable not more than ten (10) years after the Option is exercised, and interest shall be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Board shall have the authority to permit or require an Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired on exercise of the Option or with other collateral acceptable to NeXT. Unless otherwise provided by the Board, in the event NeXT at any time becomes subject to the regulations promulgated from time to time by the Board of Governors of the Federal Reserve System affecting the extension of credit in connection with NeXT's securities, any permitted promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations. Except as NeXT in its sole discretion shall determine, an Optionee shall pay the unpaid principal balance of the promissory note and any accrued interest thereon in the event such Optionee's employment with NeXT is terminated for any reason, with or without cause.

			(C)	Immediate Sales Proceeds.
"Immediate Sales Proceeds" shall mean the assignment in form acceptable to NeXT of the proceeds of a sale of some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by NeXT
(including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve
System). NeXT may, in its sole discretion, establish, decline to approve, or terminate any such program or procedure.

		(iv)	Options Non-Transferable.  During the
lifetime of an Optionee, an Option may be exercisable only by the Optionee. No Option may be assigned or transferred by an Optionee, except by will or by the laws of descent and distribution.

	(b)	Optional Standard Terms of Options.  Unless
otherwise provided by the Board at the time an Option is granted, or unless otherwise provided in the standard form(s) of stock option agreement(s) adopted from time to time, all Options shall be subject to the following provisions (unless subsequently amended by agreement of NeXT and the Optionee):

		(i)	Termination of Employment.

			(A)	Termination of the Option.  If an
Optionee ceases to be an employee of NeXT for any reason
(except death, disability or retirement), the Option, to the extent unexercised and exercisable on the employment termination date, may be exercised by the Optionee within one (1) month after the employment termination date, but in any event no later than the option term date as defined in the Optionee's stock option agreement (the "Option Term Date").
If an Optionee's employment with NeXT is terminated because of the death, disability or retirement of the Optionee, the

Option, to the extent unexercised and exercisable on the employment termination date, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the Option Term Date (provided, however, that the exercise of an ISO more than three (3) months after retirement or more than twelve (12) months after termination of employment because of disability may disqualify the Option as an ISO). Except as NeXT and an Optionee otherwise agree, exercise of an Option upon or after termination of employment may not be made by delivery of a promissory note.

			(B)	Extension if Exercise Prevented by
Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth above is prevented because the issuance of shares of Stock upon such exercise would constitute a violation of any applicable federal or state securities law or other law or regulation (including if it would subject the Optionee to suit under Section 16(b) of the Exchange Act), the Option shall remain exercisable until three
(3) months after the date the Optionee is notified by NeXT that the Option is exercisable, but in any event no later than the Option Term Date.

			(C)	Leave of Absence.  For purposes of
this Plan, an Optionee's employment with NeXT will not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by NeXT. However, if the Option is an ISO and the leave of absence is in excess of ninety (90) days, an Optionee's employment with NeXT will be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee's right to reemployment with NeXT remains guaranteed by statute or contract. Notwithstanding the foregoing, however, a leave of absence will be treated as employment for purposes of determining the portion of an Option that is exercisable by an Optionee only if the leave of absence is designated by NeXT as (or required by law to be) a leave for which vesting credit is given.

			(D)	Application to Directors and
Consultants. If an Optionee is a director, consultant, or advisor but not an employee of NeXT at the time an Option is granted, termination of the Optionee's status as a director, consultant, or advisor of NeXT shall be deemed to be termination of the Optionee's "employment" for purposes of interpreting this Section 8(b)(i).

		(ii)	Right of First Refusal.  The transfer,
assignment or other disposition of shares of Stock issued pursuant to the exercise of an Option shall be subject to a right of first refusal as set forth in the form of standard option agreement attached as Exhibit A.

9	Effect of Change in Stock Subject to Plan.  In the event
that the shares of Stock should, as a result of a stock split, stock dividend, combination of shares, or any other change, or exchange for or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization, or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of NeXT or of another corporation, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan and to any outstanding Options and in the option price of any outstanding Options. In the event a majority of the shares which are of the same class as the shares that are subject to an Option are exchanged for, converted into, or otherwise become shares of another corporation (the "New Shares"), NeXT may unilaterally amend each Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of shares and the option price shall be adjusted in a fair and equitable manner.

10	Transfer of Control.  A "transfer of control" shall mean
(a) any acquisition of the stock of NeXT or any reorganization as defined in section 368(a)(1) of the Code to which NeXT is a party as defined in section 368(b) of the Code and in which NeXT is not the surviving corporation or is not immediately after the reorganization engaged in the active conduct of a trade or business or in which the shareholders of NeXT shall own less than fifty percent (50%) of the voting securities of the surviving corporation, or (b) any sale or conveyance of substantially all of the assets of NeXT, unless immediately after such sale NeXT is engaged in the active conduct of a trade or business. In the event of a transfer of control, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), shall assume all outstanding Options or issue to the Optionees substitute options of the Acquiring Corporation equivalent to the outstanding Options. In the event the Acquiring Corporation elects not assume the outstanding Options or to issue substitute options for such outstanding Options, for options granted before October 30, 1992, the Board shall provide that any unexercisable and/or unvested portions for the outstanding Options shall, subject to consummation of the transfer of control, be immediately exercisable and vested as of a time at or prior to the transfer of control, as the Board so determines. Any Options not so assumed, substituted or exercised at or prior to the transfer of control shall terminate upon consummation of the transfer of control.

11	Provision of Information.  Each Optionee shall be
given access to information concerning NeXT equivalent to that information generally made available to NeXT's common shareholders.

12	Transfer of Company's Rights.  In the event NeXT
assigns, other than by operation of law, to a third person any of NeXT's rights to repurchase any shares of Stock acquired on the exercise of an Option, the assignee shall pay to NeXT in cash the value of such right as determined by NeXT in NeXT's sole discretion. In the event such right is exercisable at the time of such assignment, the value of such right shall be not less than the fair market value of the shares of Stock which may be purchased under such right (as determined by NeXT) minus the purchase price of such shares. The requirements of this Section 12 regarding the minimum consideration to be received by NeXT shall not inure to the benefit of the Optionee whose shares of Stock are being repurchased. Failure of NeXT to comply with the provisions of this Section 12 shall not constitute a defense or otherwise prevent the exercise of the repurchase right by the assignee of such right.

13	Termination or Amendment of Plan.  The Board may
terminate or amend the Plan at any time. In any event, no amendment may adversely affect any then outstanding
Option, or any unexercised portion of an Option, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an ISO to qualify as an ISO.

	IN WITNESS WHEREOF, the undersigned Secretary of NeXT certifies that the foregoing NeXT 1990 Stock Option
Plan, as amended was duly adopted by the Board of Directors of NeXT on July 19, 1995.




__________________________________
Nancy R. Heinen, Assistant Secretary